                                                                   EXHIBIT 21.0

                      LIST OF SUBSIDIARIES OF THE COMPANY

  The following lists the subsidiaries of United States Filter Corporation as of June 24, 1997, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.

                                                       STATE
                                                     (COUNTRY)
                                                         OF
     NAME                                          INCORPORATION
     ----                                          --------------
     Consolidated Electric Company                 Delaware
     Darchet Industrial Water Pte. Ltd.            Singapore
     Edwards & Jones GmbH                          Germany
     Edwards & Jones, Ltd.                         United Kingdom
     Envirex Inc.                                  Delaware
     General Filter Company                        Delaware
     IP Holding Company                            Delaware
     Illinois Water Treatment, Inc.                Delaware
     RWB Beheer B.V.                               Netherlands
     Seral Erich Alhuaser GmbH & Co. KG            Germany
     Sidener Supply Company                        Missouri
     Societe des Ceramiques Techniques             France
     U.S. Filter Distribution Group, Inc.          Georgia
     U.S. Filter Wastewater Group, Inc.            Delaware
     U.S. Filter/Ionpure Inc.                      Massachusetts
     U.S. Filter/Wallace & Tiernan, Inc.           Delaware
     U.S. Filter/Zimpro, Inc.                      Delaware
     USF EOS, Inc.                                 Delaware
     USF France S.A.                               France
     USF Smogless S.p.a.                           Italy
     Wallace & Tiernan GmbH                        Germany
     Wallace & Tiernan Ltd.                        United Kingdom
     WaterPro Supplies Corporation                 Massachusetts
     Wheelabrator Clean Air Systems, Inc.          Delaware
     Wheelabrator Technologies (UK) Limited        United Kingdom
     Wheelabrator Water Technologies (T) Co. Ltd.  Taiwan

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